PFF BANCORP, INC. REPORTS SECOND QUARTER EARNINGS

NET INTEREST MARGIN EXPANDS 11 BASIS POINTS, FOUR-Cs LOAN

ORIGINATIONS INCREASE 37% AND CORE DEPOSITS GROW 11%

Pomona, Calif. - October 24, 2005 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $13.4 million or $0.54 per diluted share for the quarter ended September 30, 2005 compared to $13.2 million or $0.52 per diluted share for the comparable period of 2004 (adjusted for the three-for-two stock split effected in the form of a stock dividend paid on March 3, 2005 to shareholders of record on February 15, 2005).  Excluding gains on sales of securities of $923,000 and $3.3 million during the quarters ended September 30, 2005 and 2004, respectively, earnings before income taxes increased $1.6 million or 8 percent between the quarters ended September 30, 2004 and 2005.

  Net interest margin expanded 11 basis points to 4.18% between the quarters ended September 30, 2004 and 2005 and was up 1 basis point on a sequential quarter basis.  Net interest income of $39.7 million for the current quarter increased $2.2 million or 6 percent from the comparable quarter of 2004 and increased $149,000 on a sequential quarter basis.

  Total deposits increased $120.6 million during the current quarter and are up $307.9 million or 12 percent from one year ago.

Lower cost passbook, money market, NOW and other demand accounts ("core deposits") increased $68.3 million during the current quarter and are up $178.7 million or 11 percent from one year ago.  Core deposits of $1.87 billion now represent 64 percent of total deposits compared to $1.69 billion or 65 percent of total deposits one year ago.  The average cost of core deposits was 1.45% for the current quarter compared to 1.19% for the prior quarter and 0.89% for the comparable period of 2004.  Transaction accounts ("NOW and other demand") represent $747.2 million or 26 percent of total deposits, down slightly from $765.8 million or 30 percent of total deposits one year ago.  Non-interest bearing transaction accounts increased $16.0 million during the current quarter to $314.5 million or 11 percent of total deposits and are up $55.7 million or 22 percent from one year ago.

We opened our 30th full service banking branch in Mira Loma, California on September 12, 2005, bringing to four the number of branches opened during the past ten months.

  Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $31.0 million during the current quarter to $1.82 billion or 52 percent of loans and leases receivable, net, compared to $1.63 billion or 47 percent of loans and leases receivable, net, one year ago.  Four-Cs originations were $636.4 million or 87 percent of total originations for the current quarter compared to $465.1 million or 79 percent of total originations for the comparable quarter of 2004.

The undisbursed balance of construction loans, (which is not included in the totals for the Four-Cs noted above) increased $104.3 million during the current quarter to $705.0 million at September 30, 2005, and increased $209.9 million from $495.1 million one year ago.  These balances represent funds that will be disbursed on existing construction loans as development progresses.

Larry M. Rinehart, President and CEO commented, "The significant increase in these undisbursed balances bodes extremely well for continued growth in higher yield interest-bearing assets over the next several quarters as the funds committed to the projects presently underway are disbursed".

During the current quarter we issued $25.0 million of floating rate trust preferred securities ("Capital Securities") through a newly formed unconsolidated special purpose business trust, PFF Bancorp Capital Trust II ("the Trust").  These Capital Securities mature November 23, 2035 and bear interest at three month LIBOR plus 1.52%.  To capitalize the Trust and upstream the proceeds from the issuance of the Capital Securities from the Trust to the Bancorp, the Bancorp issued $25.8 million of floating rate junior subordinated debentures to the Trust with terms identical to those of the Capital Securities.  Concurrent with the issuance of the Capital Securities, we entered into a $10.0 million interest rate swap agreeing to pay a fixed rate of 5.98 percent and receive three month LIBOR plus 1.52% until November 23, 2010.  The proceeds from the issuance of the junior subordinated debentures are being used as a funding vehicle for DBS, as well as for general corporate purposes.  At September 30, 2005, DBS has outstanding loans receivable, net, of $54.2 million compared to $44.6 million and $21.7 million at March 31, 2005 and September 30, 2004, respectively.  The majority of these loans are classified as construction and land.

Excluding the gains on sales of securities noted earlier, non-interest income increased $1.6 million between the quarters ended September 30, 2004 and 2005.  These gains on sales were attributable to an investment in a single equity security, the entire balance of which was sold prior to September 30, 2005.  Deposit and related fees rose $796,000 or 30 percent, and loan and servicing fees increased $1.1 million or 81 percent for the current quarter compared to the comparable quarter of the prior year.  The increase in deposit and related fees reflects the fee income opportunities associated with the transaction accounts noted earlier.

Our efficiency ratio was 48.87 percent for the current quarter, compared to 45.91 percent for the comparable quarter of 2004. Excluding gains on sales of securities, our efficiency ratios would have been 49.83 percent and 49.45 percent for the quarters ended September 30, 2005 and 2004, respectively.  General and administrative ("G&A") expense increased $2.0 million or 10 percent between the quarters ended September 30, 2005 and 2004 to $23.4 million.  Compensation and benefits expense accounted for approximately 62 percent of the increase in total G&A expense. Approximately, $684,000 or 34 percent of the incremental increase in G&A expenses for the quarter ended September 30, 2005 as compared to the same period last year was attributable to the operating costs of the four new full service branches opened since November 2004.

Employee Stock Ownership Plan ("ESOP") expense was $758,000 for the current quarter compared to $2.4 million, for the comparable quarter of 2004, reflecting a reduction in the number of shares amortized from 95,771 for the quarter ended September 30, 2004 to 25,658 for the current quarter.  The reduction in ESOP expense, a significant portion of which is not tax deductible, contributed to a reduction in our effective income tax rate from 45.1 percent for the quarter ended September 30, 2004 to 42.5 percent for the current quarter.

Asset quality remains strong with non-accrual loans declining to $11.9 million or 0.28 percent of gross loans and leases at September 30, 2005, from $12.2 million or 0.30 percent of gross loans and leases at March 31, 2005.

At September 30, 2005, the allowance for loan and lease losses was $34.5 million or 0.82 percent of gross loans and leases and 290 percent of non-accrual loans compared to $33.3 million or 0.83 percent of gross loans and leases and 273 percent of non-accrual loans at March 31, 2005.  The provision for loan and lease losses was $1.2 million for the current quarter compared to $1.1 million for the same period of prior year.  The current period provision for loan and lease losses was attributable primarily to an increase in the construction and land and commercial business loan portfolios.

We repurchased 328,890 shares of our common stock at a weighted average price of $30.10 per share during the current quarter, bringing fiscal year-to-date repurchases to 610,030 shares at a weighted average price of $29.52 per share.  At September 30, 2005, 128,240 shares remain under a 1,200,000-share repurchase authorization adopted by our Board of Directors on January 26, 2005.

At September 30, 2005, we were conducting business through 30 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department rose to $577.6 million at September 30, 2005, compared to $393.8 million at September 30, 2004.  These assets under management or advisory include $428.2 million managed or advised by Glencrest at September 30, 2005, as compared to $242.1 million at September 30, 2004.

We will host a conference call at 8:30 A.M. PDT on Tuesday, October 25, 2005, to discuss our financial results.  The conference call can be accessed by dialing 1-800-322-0079 and referencing "PFF Bancorp, Inc. Second Quarter Conference Call".  An audio replay of this conference call will be available through Friday, November 4, 2005, by dialing 1-877-519-4471 and referencing replay PIN number 6533087.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2005.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	September 30, 2005	March 31, 2005

ASSETS
Cash and cash equivalents	$ 53,188	$ 44,844
Investment securities held-to-maturity (estimated fair value of $6,620 at September 30, 2005, and $6,647 at March 31, 2005)	6,730	6,736
Investment securities available-for-sale, at fair value	60,494	61,938
Mortgage-backed securities available-for-sale, at fair value	233,578	250,954
Loans held-for-sale	865	1,466
Loans and leases receivable, net	3,474,100	3,431,544
Federal Home Loan Bank (FHLB) stock, at cost	42,324	41,839
Accrued interest receivable	17,922	16,413
Property and equipment, net	42,582	30,385
Prepaid expenses and other assets	23,094	24,942
Total assets	$ 3,954,877	$ 3,911,061

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,894,539	$ 2,735,937
FHLB advances and other borrowings	620,000	769,423
Junior subordinated debentures	56,702	30,928
Accrued expenses and other liabilities	39,284	37,847
Total liabilities	3,610,525	3,574,135
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 24,483,676 and 24,908,823; outstanding 24,433,276 and 24,782,623 at September 30, 2005 and March 31, 2005, respectively	244	248
Additional paid-in capital	170,535	164,536
Retained earnings, substantially restricted	181,566	178,288
Unearned stock-based compensation	(2,085)	(352)
Treasury stock (50,400 and 126,200 at September 30, 2005, and March 31, 2005, respectively)	(1)	(1)
Accumulated other comprehensive income (losses)	(5,907)	(5,793)
Total stockholders' equity	344,352	336,926
Total liabilities and stockholders' equity	$ 3,954,877	$ 3,911,061

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Month Ended September 30,		For the Six Months Ended September 30,
	2005	2004	2005	2004
Interest income:
Loans and leases receivable	$ 57,293	$ 47,795	$ 111,867	$ 92,336
Mortgage-backed securities	2,201	2,441	4,547	4,989
Investment securities and deposits	1,116	1,131	2,249	2,114
Total interest income	60,610	51,367	118,663	99,439
Interest expense:
Deposits	15,097	9,352	27,701	17,991
Borrowings	5,809	4,496	11,703	8,062
Total interest expense	20,906	13,848	39,404	26,053
Net interest income	39,704	37,519	79,259	73,386
Provision for loan and lease losses	1,220	1,140	1,220	1,664
Net interest income after provision for loan and lease losses	38,484	36,379	78,039	71,722
Non-interest income:
Deposit and related fees	3,469	2,673	6,416	5,225
Loan and servicing fees	2,424	1,340	4,290	2,954
Trust, investment and insurance fees	1,030	1,160	2,176	2,238
Gain on sale of loans, net	36	81	103	124
Gain on sale of securities, net	923	3,330	923	4,769
Other non-interest income	287	414	660	595
Total non-interest income	8,169	8,998	14,568	15,905
Non-interest expense:
General and administrative:
Compensation and benefits	13,760	12,503	26,709	24,914
Occupancy and equipment	3,600	3,488	7,057	6,827
Marketing and professional services	2,660	2,316	5,647	4,631
Other non-interest expense	3,375	3,049	6,648	6,855
Total general and administrative	23,395	21,356	46,061	43,227
Foreclosed asset operations, net	10	(42)	9	34
Total non-interest expense	23,405	21,314	46,070	43,261
Earnings before income taxes	23,248	24,063	46,537	44,366
Income taxes	9,889	10,859	20,820	20,387
Net earnings	$ 13,359	$ 13,204	$ 25,717	$ 23,979

Basic earnings per share	$ 0.55	$ 0.54	$ 1.06	$ 0.98
Weighted average shares outstanding for basic earnings per share calculation	24,256,805	24,550,355	24,329,067	24,506,799
Diluted earnings per share	$ 0.54	$ 0.52	$ 1.03	$ 0.95
Weighted average shares outstanding for diluted earnings per share calculation	24,892,633	25,341,804	24,974,616	25,301,397

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six months Ended September 30,
	2005	2004	2005	2004
Performance Ratios
Return on average assets (1)	1.35%	1.39%	1.31%	1.28%
Return on average stockholders' equity (1)	15.51%	16.16%	15.04%	14.78%
General and administrative expense to average assets (1)	2.37%	2.25%	2.34%	2.31%
Efficiency ratio (3)	48.87%	45.91%	49.09%	48.41%
Average interest-earning assets to average interest-
bearing liabilities	107.14%	107.54%	107.26%	107.49%

Yields and Costs (1)
Net interest spread	4.02%	3.95%	4.02%	3.98%
Net interest margin (2)	4.18%	4.07%	4.17%	4.08%
Average yield on interest-earning assets	6.36%	5.55%	6.24%	5.53%
Average cost of interest-bearing liabilities	2.34%	1.60%	2.22%	1.55%
Average yield on loans and leases receivable, net	6.63%	5.76%	6.50%	5.75%
Average yield on securities	3.67%	3.56%	3.71%	3.61%
Average cost of core deposits	1.45%	0.89%	1.32%	0.87%
Average cost of C.D.s	3.37%	2.51%	3.22%	2.46%
Average cost of total deposits	2.12%	1.46%	1.99%	1.44%
Average cost of FHLB advances and other borrowings	3.06%	1.99%	2.90%	1.88%
Average cost of junior subordinated debentures	6.05%	5.93%	6.07%	5.92%

Asset Quality
Net charge-offs (recoveries)	$ (70)	$ 301	$ 40	$ 596
Net charge-offs (recoveries) to average loans and leases receivable, net (1)	(0.01)%	0.04%	0.00%	0.04%

Average Balances
Average total assets	$ 3,954,541	$ 3,795,499	$ 3,936,291	$ 3,736,350
Average interest-earning assets	$ 3,800,951	$ 3,690,455	$ 3,798,572	$ 3,598,125
Average interest-bearing liabilities	$ 3,547,500	$ 3,431,719	$ 3,541,594	$ 3,347,408
Average loans and leases receivable, net	$ 3,444,878	$ 3,307,935	$ 3,440,238	$ 3,210,845
Average securities	$ 298,762	$ 332,173	$ 305,057	$ 335,638
Average core deposits	$ 1,838,408	$ 1,640,817	$ 1,795,626	$ 1,603,260
Average C.D.s	$ 990,302	$ 895,373	$ 978,006	$ 889,077
Average total deposits	$ 2,828,710	$ 2,536,190	$ 2,773,632	$ 2,492,337
Average FHLB advances and other borrowings	$ 683,660	$ 895,192	$ 734,921	$ 855,071
Average junior subordinated debentures	$ 35,130	$ 337	$ 33,041	$ 169
Average stockholders' equity	$ 344,439	$ 326,865	$ 342,064	$ 324,497

Loan and Lease Activity
Total originations	$ 727,562	$ 585,306	$ 1,425,489	$ 1,251,773
One-to-four-family	$ 83,076	$ 108,200	$ 181,563	$ 210,812
Multi-family	$ 8,060	$ 11,992	$ 16,635	$ 23,323
Commercial real estate	$ 37,255	$ 33,466	$ 109,020	$ 86,696
Construction and land	$ 427,055	$ 298,471	$ 797,740	$ 680,670
Commercial loans and leases	$ 112,504	$ 74,609	$ 207,467	$ 133,755
Consumer	$ 59,612	$ 58,568	$ 113,064	$ 116,517
Purchases	$ 25,520	$ 168,667	$ 25,520	$ 240,710
Principal repayments	$ 642,206	$ 495,917	$ 1,245,607	$ 1,197,086
Sales	$ 4,360	$ 13,476	$ 9,226	$ 17,233

(1) Compute on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of September 30, 2005	As of March 31, 2005

Asset Quality
Non-accrual loan	$ 11,886	$ 12,204
Non-accrual loans to gross loans and leases	0.28%	0.30%
Non-performing assets to total assets (1)	0.30%	0.31%
Allowance for loan and lease losses	$ 34,482	$ 33,302
Allowance for loan and lease losses to non-accrual loans	290%	273%
Allowance for loan and lease losses to gross loans and leases	0.82%	0.83%

Capital
Stockholders' equity to assets ratio	8.71%	8.61%
Core capital ratio*	8.54%	8.38%
Risk-based capital ratio*	11.50%	11.74%
Shares outstanding at end of period	24,433,276	24,782,623
Book value per share outstanding	$ 14.09	$ 13.60
Tangible book value per share outstanding (2)	$ 14.04	$ 13.54

Loan, Lease and Deposit Balances
One-to-four family loans	$ 1,523,722	$ 1,614,678
Multi-family loans	$ 165,308	$ 138,417
Commercial real estate loans	$ 536,679	$ 520,912
Construction and land loans (3)	$ 827,442	$ 756,818
Commercial business loans and leases	$ 217,270	$ 197,956
Consumer loans	$ 241,820	$ 237,032
Core deposits	$ 1,866,619	$ 1,784,994
C.D.s	$ 1,027,920	$ 950,943

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $704,971 and $554,497 at September 30, 2005 and March 31, 2005, respectively.

* PFF Bank & Trust